UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2022

3D PIONEER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56089	46-2276094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 53 Brandl Street,

Eight Miles Plains, QLD 4113 Australia

+61 423 643 101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	DPSM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 3, 2022, Idriz Konjari resigned as Chief Executive Officer, President and CFO of 3D Pioneer Systems, Inc. (the “Company”). Also, on July 3, 2022 in the best interests of the Company, the Board appointed Agim Metalla, a current Director, to be Chief Executive Officer, President and CFO of the Company. The Board thanks Mr. Konjari for all of his past hard work on behalf of the Company as its CEO, President and CFO.

Agim Metalla - President, CEO, CFO and Director

Agim Metalla was appointed Director of the Company in December 2020 after the change of control in November 2020. Mr. Metalla is a multi-lingual professional with global experience in Business Development Management and Leadership skills, Sales and Marketing, Problem Solving Techniques, Operations Excellence and Continuous Improvement. Ready for a new challenge with a progressive local or international organization. From June 2007 to the present Mr. Metalla has been the Operations Director for Expitris Worldwide Sdn Bhd, a Malaysian company, providing training, in house/onsite workshops, and benchmarking of successful businesses in Malaysia and South- east Asia. Mr Metalla has a Masters of Comparative Law from IUM Kuala Lumpur, Malaysia and a bachelor’s degree from the University of Medina, Kingdom of Saudi Arabia. Mr. Metalla speaks, English, Arabic, Bahasa (Malay) and Italian and is a tutor to law students at IUM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D PIONEER SYSTEMS, INC.

Dated: July 12, 2022	By:	/s/ Agim Metalla
Agim Metalla
CEO, President, CFO and Director